Exhibit 99.2

The following is an excerpt of portions of the prospectus contained in the Form S-4 registration statement (File No. 333-218885) as declared effective by the Securities and Exchange Commission on July 13, 2017. Such information is as of July 13, 2017 (unless an earlier date is indicated).

RISK FACTORS

The combined organization will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement/prospectus/information statement, you should carefully consider the material risks described below before deciding how to vote your shares of stock. In addition, you should read and consider the risks associated with the business of Mirna because these risks may also affect the combined organization—these risks can be found in Mirna’s Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus/information statement. You should also read and consider the other information in this proxy statement/prospectus/information statement and the other documents incorporated by reference into this proxy statement/prospectus/information statement. Please see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus/information statement.

Risks Related to the Mirna Common Stock

Mirna’s stock price is volatile and Mirna Stockholders may not be able to resell shares of Mirna Common Stock at or above the price they paid.

The trading price of Mirna Common Stock is highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond the company’s control. These factors include those discussed in this “Risk Factors” section of this proxy statement/prospectus/information statement and others such as:

•	announcements relating to the Merger or any other strategic transaction;

•	announcements relating to collaborations that Mirna may enter into with respect to the development or commercialization of Mirna’s product candidates;

•	announcements relating to the receipt, modification or termination of government contracts or grants;

•	product liability claims related to Mirna’s clinical trials or product candidates;

•	prevailing economic conditions;

•	additions or departures of key personnel;

•	business disruptions caused by earthquakes or other natural disasters;

•	disputes concerning Mirna’s intellectual property or other proprietary rights;

•	FDA or other U.S. or foreign regulatory actions affecting Mirna or its industry;

•	sales of Mirna Common Stock by the company, its executive officers and directors or Mirna Stockholders in the future;

•	future sales or issuances of equity or debt securities by us;

•	lack of an active, liquid and orderly market in the Mirna Common Stock;

•	fluctuations in Mirna’s quarterly operating results; and

•	the issuance of new or changed securities analysts’ reports or recommendations regarding Mirna.

In addition, the stock markets in general, and the markets for pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that have been often unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of the Mirna Common Stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of the Mirna Stockholders were to bring such a lawsuit against Mirna, the company could incur substantial costs defending the lawsuit and the attention of Mirna’s management would be diverted from the operation of the company’s business.

The Mirna Common Stock may be delisted from the NASDAQ Global Market if Mirna is unable to maintain compliance with NASDAQ’s continued listing standards.

NASDAQ imposes, among other requirements, continued listing standards including minimum bid and public float requirements. The price of the Mirna Common Stock must trade at or above $1.00 to comply with NASDAQ’s minimum bid requirement for continued listing on the NASDAQ Global Market. If Mirna’s stock trades at bid prices of less than $1.00 for a period in excess of 30 consecutive business days, NASDAQ could send a deficiency notice to the company for not remaining in compliance with the minimum bid listing standards. During the first quarter of fiscal year 2017, the Mirna Common Stock never traded below $1.00.

However, if the closing bid price of the Mirna Common Stock fails to meet NASDAQ’s minimum closing bid price requirement, or if Mirna otherwise fails to meet any other applicable requirements of NASDAQ and Mirna is unable to regain compliance, NASDAQ may make a determination to delist the Mirna Common Stock.

Any delisting of the Mirna Common Stock could adversely affect the market liquidity of the Mirna Common Stock and the market price of the Mirna Common Stock could decrease. Furthermore, if the Mirna Common Stock were delisted it could adversely affect Mirna’s ability to obtain financing for the continuation of the company’s operations and/or result in the loss of confidence by investors, customers, suppliers and employees.

Mirna’s principal stockholders and management own a significant percentage of Mirna’s stock and are able to exert significant control over matters subject to stockholder approval.

Based on the beneficial ownership of the Mirna Common Stock as of July 1, 2017, Mirna’s officers and directors, together with holders of 5% or more of the Mirna Common Stock outstanding and their respective affiliates, beneficially own approximately 68% of Mirna Common Stock. Accordingly, these stockholders have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, the Merger, consolidation or sale of all or substantially all of Mirna’s assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with your interests. For example, these stockholders could delay or prevent a change of control of the company, even if such a change of control would benefit the other Mirna Stockholders, which could deprive Mirna Stockholders of an opportunity to receive a premium for their Mirna Common Stock as part of a sale of the company or its assets and might affect the prevailing market price of the Mirna Common Stock. The significant concentration of stock ownership may adversely affect the trading price of the Mirna Common Stock due to investors’ perception that conflicts of interest may exist or arise.

Mirna is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Mirna Common Stock less attractive to investors.

Mirna is an “emerging growth company,” as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Mirna’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Mirna cannot predict if investors will find the Mirna Common Stock less attractive because Mirna may rely on these exemptions. If some investors find the Mirna Common Stock less attractive as a result, there may be a less active trading market for the Mirna Common Stock and Mirna’s stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Mirna is choosing to “opt out” of such extended transition period, and as a result, Mirna will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that Mirna’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Future sales of Mirna Common Stock or securities convertible or exchangeable for Mirna Common Stock may depress Mirna’s stock price.

If the existing Mirna Stockholders or holders of Mirna’s options sell, or indicate an intention to sell, substantial amounts of Mirna Common Stock in the public market, the trading price of Mirna Common Stock could decline. The perception in the market that these sales may occur could also cause the trading price of Mirna Common Stock to decline. As of July 1, 2017, there are a total of 20,856,693 shares of Mirna Common Stock outstanding.

In addition, based on the number of shares subject to outstanding awards under Mirna’s 2008 Long Term Incentive Plan (the “2008 Stock Plan”), as of July 1, 2017, and including the initial reserves under the Mirna 2015 Plan and Mirna’s Employee Stock Purchase Plan (the “ESPP”), approximately 5.1 million shares of Mirna Common Stock that are either subject to outstanding options, outstanding but subject to vesting, or reserved for future issuance under the 2008 Stock Plan, Mirna 2015 Plan or ESPP will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. Mirna also filed a registration statement permitting certain shares of Mirna Common Stock issued in the future pursuant to the 2008 Plan, Mirna 2015 Plan and ESPP to be freely resold by plan participants in the public market, subject to the applicable vesting schedules and, for shares held by directors, executive officers and other affiliates, volume limitations under Rule 144 under the Securities Act. The Mirna 2015 Plan and ESPP also contain provisions for the annual increase of the number of shares reserved for issuance under such plans, which shares Mirna also intends to register. If the shares Mirna may issue from time to time under the 2008 Stock Plan, Mirna 2015 Plan or ESPP are sold, or if it is perceived that they will be sold, by the award recipient in the public market, the trading price of Mirna Common Stock could decline.

An active, liquid and orderly market for shares of Mirna Common Stock may not be sustained.

Prior to Mirna’s IPO in October 2015, there had been no public market for the Mirna Common Stock, and an active public market for Mirna’s shares may not be sustained. Further, certain of Mirna’s existing institutional investors, including investors affiliated with certain of the company’s directors, purchased approximately 2.4 million shares of Mirna Common Stock in the company’s IPO and consequently fewer shares may be actively traded in the public market because these stockholders are restricted from selling the shares by restrictions under applicable securities laws, which would reduce the liquidity of the market for the Mirna Common Stock. If an active market for shares of Mirna Common Stock is not maintained it may be difficult for Mirna Stockholders to sell their shares at the time they wish to sell them or at a price that they consider reasonable or it may result in volatility in Mirna’s stock price. An inactive market may also impair Mirna’s ability to raise capital by selling shares and may impair Mirna’s ability to acquire other businesses or technologies or in-license new product candidates using Mirna’s shares as consideration.

Mirna’s quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause Mirna’s stock price to fluctuate or decline.

Mirna expects its operating results to be subject to quarterly fluctuations. Mirna’s net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of the company’s operating expenses;

•	receipt, modification or termination of government contracts or grants, and the timing of payments Mirna receives under these arrangements;

•	Mirna’s execution of any collaborative, licensing or similar arrangements, and the timing of payments Mirna may make under these arrangements; and

•	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which Mirna may become involved.

If Mirna’s quarterly operating results fall below the expectations of investors or securities analysts, the price of Mirna Common Stock could decline substantially. Furthermore, any quarterly fluctuations in Mirna’s operating results may, in turn, cause the price of the company’s stock to fluctuate substantially. Mirna believes that quarterly comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of the company’s future performance.

Provisions of Mirna’s charter documents or Delaware law could delay or prevent an acquisition of the company, even if the acquisition would be beneficial to Mirna Stockholders, and could make it more difficult for you to change management.

Provisions in Mirna’s amended and restated certificate of incorporation and Mirna’s amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control that Mirna Stockholders may consider favorable, including transactions in which Mirna Stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by Mirna Stockholders to replace or remove the company’s current management by making it more difficult to replace or remove the Mirna Board of Directors. These provisions include:

•	a classified board of directors so that not all directors are elected at one time;

•	a prohibition on stockholder action through written consent;

•	no cumulative voting in the election of directors;

•	the exclusive right of the Mirna Board of Directors to elect a director to fill a vacancy created by the expansion of the Mirna Board of Directors or the resignation, death or removal of a director;

•	a requirement that special meetings of Mirna Stockholders be called only by the Mirna Board of Directors, the chairman of the Mirna Board of Directors, the chief executive officer or, in the absence of a chief executive officer, the president;

•	an advance notice requirement for stockholder proposals and nominations;

•	the authority of the Mirna Board of Directors to issue preferred stock with such terms as the Mirna Board of Directors may determine; and

•	a requirement of approval of not less than 66 2/3% of all outstanding shares of Mirna’s capital stock entitled to vote to amend any bylaws by stockholder action, or to amend specific provisions of Mirna’s certificate of incorporation.

In addition, Delaware law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns or within the last three years has owned 15% or more of the company’s voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Delaware law may discourage, delay or prevent a change in control of the company. Furthermore, Mirna’s amended and restated certificate of incorporation specifies that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against Mirna by Mirna Stockholders. Mirna believes this provision benefits the company by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against Mirna’s directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against Mirna, a court could find the choice of forum provisions contained in Mirna’s amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Provisions in Mirna’s charter and other provisions of Delaware law could limit the price that investors are willing to pay in the future for shares of Mirna Common Stock.

Mirna’s employment agreements with its officers may require the company to pay severance benefits to any of those persons who are terminated in connection with a change of control of Mirna, which could harm its business, financial condition or results of operations.

Mirna’s current executive officers are parties to employment agreements providing for aggregate cash payments of up to approximately $1.4 million at July 1, 2017 for severance and other benefits in the event of a termination of employment in connection with a change of control of Mirna. The payment of these severance benefits could harm Mirna’s business, financial condition and results of operations. In addition, these potential severance payments may discourage or prevent third parties from seeking a business combination with Mirna.

Mirna does not anticipate paying any cash dividends on Mirna Common Stock in the foreseeable future; therefore, capital appreciation, if any, of Mirna Common Stock will be your sole source of gain for the foreseeable future.

Mirna has never declared or paid cash dividends on Mirna Common Stock. Mirna does not anticipate paying any cash dividends on Mirna Common Stock in the foreseeable future. Mirna currently intends to retain all available funds and any future earnings to fund its operations. In addition, the terms of any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on Mirna Common Stock. As a result, capital appreciation, if any, of Mirna Common Stock will be your sole source of gain for the foreseeable future.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about Mirna’s business, Mirna’s stock price and trading volume could decline.

The trading market for Mirna Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about Mirna or its business. Securities and industry analysts do not currently, and may never, publish research on the company. If no securities or industry analysts commence coverage of the company, the trading price for Mirna Common Stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover Mirna downgrade the Mirna Common Stock or publish inaccurate or unfavorable research about Mirna’s business, its stock price would likely decline. In addition, if the company’s operating results fail to meet the forecast of analysts, its stock price would likely decline. If one or more of these analysts cease coverage of the company or fail to publish reports on Mirna regularly, demand for Mirna Common Stock could decrease, which might cause Mirna’s stock price and trading volume to decline.

Changes in, or interpretations of, accounting rules and regulations could result in unfavorable accounting charges or require Mirna to change its compensation policies.

Accounting methods and policies for biopharmaceutical companies, including policies governing revenue recognition, research and development and related expenses and accounting for stock-based compensation, are subject to further review, interpretation and guidance from relevant accounting authorities, including the SEC. Changes to, or interpretations of, accounting methods or policies may require Mirna to reclassify, restate or otherwise change or revise its financial statements, including those contained in this periodic report.

Risks Related to Synlogic’s Financial Condition and Capital Requirements

Synlogic is a clinical-stage biopharmaceutical company with a history of losses, and it expects to continue to incur losses for the foreseeable future, and it may never achieve or maintain profitability.

Synlogic is a clinical-stage biopharmaceutical company focused on the development of Synthetic Biotics and it has incurred significant operating losses since its inception in 2014. Synlogic’s net loss was $21.0 million and $8.5 million for the fiscal years ended December 31, 2016 and 2015, respectively, and $7.4 million for the fiscal quarter ended March 31, 2017. As of March 31, 2017, Synlogic had an accumulated deficit of $38.6 million. To date, Synlogic has not generated any product revenue. Substantially all of Synlogic’s losses have resulted from expenses incurred in connection with its research and development programs and from general and administrative costs associated with its operations. Synlogic has no products on the market and it has initiated clinical development for only one product candidate, SYNB1020, and expects that it will be many years, if ever, before Synlogic has a product candidate ready for commercialization.

Synlogic has not generated, and does not expect to generate, any product revenue for the foreseeable future, and Synlogic expects to continue to incur significant operating losses for the foreseeable future due to the cost of research and development, preclinical studies and clinical trials, the regulatory review process for product candidates, and the development of manufacturing and marketing capabilities for any product candidates approved for commercial sale. The amount of Synlogic’s potential future losses is uncertain. To achieve profitability, Synlogic must successfully develop product candidates, obtain regulatory approvals to market and commercialize product candidates, manufacture any approved product candidates on commercially reasonable terms, establish a sales and marketing organization or suitable third-party alternatives for any approved product candidates and raise sufficient funds to finance its business activities. Synlogic may never succeed in these activities and, even if it does, may never generate revenues that are significant or large enough to achieve profitability. Even if Synlogic does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Synlogic’s failure to become and remain profitable would decrease the value of the company and could impair its ability to raise capital, maintain its research and development efforts, expand its business or continue its operations. A decline in the value of Synlogic could also cause its stockholders to lose all or part of their investment.

Synlogic will require substantial additional funding, which may not be available on acceptable terms, or at all.

Synlogic has used substantial funds to discover and develop its programs and proprietary drug development platform and will require substantial additional funds to conduct further research and development, including preclinical studies and clinical trials of its product candidates, seek regulatory approvals for its product candidates and manufacture and market any products that are approved for commercial sale. Synlogic expects that the capital resources available to it as of March 31, 2017 will be sufficient to meet its anticipated cash requirements for at least the next 12 months. Synlogic’s future capital requirements and the period for which it expects its existing resources to support its operations may vary significantly from what Synlogic expects. Synlogic’s monthly spending levels vary based on new and ongoing research and development and corporate activities. Because Synlogic cannot be certain of the length of time or activities associated with successful development and commercialization of its product candidates, Synlogic is unable to estimate the actual funds it will require to develop and commercialize them.

Synlogic does not expect to realize any appreciable revenue from product sales or royalties in the foreseeable future, if at all. Synlogic’s revenue sources will remain very limited unless and until its product candidates complete clinical development and are approved for commercialization and successfully marketed. To date, Synlogic has primarily financed its operations through sales of its securities and third party collaborations. Synlogic intends to seek additional funding in the future through collaborations, equity or debt financings, credit or loan facilities or a combination of one or more of these financing sources. Synlogic’s ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond its control. Additional funds may not be available to Synlogic on acceptable terms or at all. If Synlogic raises additional funds by issuing equity or convertible debt securities, its stockholders will suffer dilution and the terms of any financing may adversely affect the rights of its stockholders. In addition, as a condition to providing additional funds to Synlogic, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, may involve restrictive covenants limiting Synlogic’s flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of equity securities received any distribution of corporate assets.

If Synlogic is unable to obtain funding on a timely basis or on acceptable terms, or at all, it may have to delay, limit or terminate its research and development programs and preclinical studies or clinical trials, if any, limit strategic opportunities or undergo reductions in its workforce or other corporate restructuring activities. Synlogic also could be required to seek funds through arrangements with collaborators or others that may require it to relinquish rights to some of its product candidates or technologies that Synlogic would otherwise pursue on its own.

Synlogic’s short operating history may make it difficult for stockholders to evaluate the success of its business to date and to assess its future viability.

Synlogic is a clinical-stage biopharmaceutical company with a limited operating history. Synlogic commenced active operations in 2014. Its operations to date have been limited to organizing and staffing its company, research and development activities, business planning and raising capital. Synlogic recently initiated a Phase 1 clinical trial with SYNB1020 in June 2017, but all of Synlogic’s other therapeutic programs are still in the preclinical development stage. Synlogic will need to transition from a company with a research focus to a company capable of supporting clinical development and commercial activities. In addition, Synlogic expects to complete pre-clinical studies and to initiate a Phase 1 clinical trial of SYNB1618 in the first half of 2018. Synlogic has not yet demonstrated its ability to successfully complete any clinical trials, including large-scale, pivotal clinical trials, obtain marketing approvals, manufacture a commercial-scale product, or arrange for a third party to do so on its behalf, or conduct sales and marketing activities necessary for successful product commercialization. Typically, it takes many years to develop one new product candidate from the time it is discovered to the time that it becomes available for treating patients. Synlogic may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors that may hinder its success in commercializing one or more of its product candidates. Further, drug development is a capital-intensive and highly speculative undertaking that involves a substantial degree of risk. You should consider Synlogic’s prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development and clinical trials. Any forward-looking statements regarding Synlogic’s future prospects, plans or viability may not be as accurate as they may be if Synlogic had a longer operating history or a history of successfully developing and commercializing pharmaceutical products.

Risks Related to the Development of Synlogic’s Product Candidates

Clinical trials are costly, time consuming and inherently risky, and Synlogic may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

Clinical development of a product candidate is expensive, time consuming and involves significant risk. Synlogic cannot guarantee that any clinical trials it undertakes to conduct will be conducted as planned or completed on schedule or at all. A failure of one or more clinical trials can occur at any stage of development. Events that may prevent successful or timely completion of clinical development of Synlogic’s product candidates include but are not limited to:

•	inability to generate satisfactory pre-clinical or other non-clinical trials, including, toxicology, or other in vivo or in vitro data or diagnostics to support the initiation or continuation of clinical trials;

•	delays in reaching agreement on acceptable terms with CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

•	delays in obtaining required institutional review board (“IRB”) approval at each clinical trial site;

•	failure to permit the conduct of a clinical trial by regulatory authorities, after review of an investigational new drug or equivalent foreign application or amendment;

•	delays in recruiting qualified patients in its clinical trials;

•	failure by clinical sites or CROs or other third parties to adhere to clinical trial requirements;

•	failure by Synlogic, clinical sites, CROs or other third parties to perform in accordance with the good clinical practices requirements of the FDA or applicable foreign regulatory guidelines;

•	patients dropping out of the clinical trials;

•	occurrence of adverse events, unacceptable side effects or toxicity issues associated with Synlogic’s product candidates;

•	imposition by the FDA of a clinical hold or the requirement by other similar regulatory agencies that one or more clinical trials be delayed or halted;

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols or performing additional nonclinical studies;

•	the cost of clinical trials of Synlogic’s product candidates;

•	negative or inconclusive results from Synlogic’s clinical trials that may result in Synlogic deciding, or regulators requiring Synlogic, to conduct additional clinical trials or abandon such clinical trials and/or clinical trials or development programs in other ongoing or planned indications for a product candidate; and

•	delays in reaching agreement on acceptable terms with third-party manufacturers or delays or failure in manufacturing sufficient quantities of its product candidates for use in clinical trials.

Any inability to successfully complete clinical development and obtain regulatory approval for its product candidates could result in additional costs to Synlogic or impair its ability to generate revenue. In addition, if Synlogic makes manufacturing or formulation changes to its product candidates, Synlogic may need to conduct additional pre-clinical studies or the results obtained from such new formulation may not be consistent with previous results obtained. Clinical trial delays could also shorten any anticipated periods of patent exclusivity for Synlogic’s product candidates and may allow competitors to develop and bring products to market before Synlogic does, which could impair its ability to successfully commercialize its product candidates and may harm its business and results of operations.

The approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology to create novel medicines is unproven and may never lead to marketable products.

The scientific discoveries that form the basis for Synlogic’s efforts to generate and develop its product candidates are relatively recent. The scientific evidence to support the feasibility of developing drugs based on Synlogic’s approach is both preliminary and limited. Synthetic Biotics represent a novel therapeutic modality and their successful development by Synlogic may require additional studies and efforts to optimize their therapeutic potential. Any product candidates that Synlogic develops may not demonstrate in patients the therapeutic properties ascribed to them in laboratory and other pre-clinical studies, and they may interact with human biological systems in unforeseen, ineffective or even harmful ways. If Synlogic is not able to successfully develop and commercialize product candidates based upon this technological approach, it may never become profitable and the value of its capital stock may decline.

Synlogic’s Synthetic Biotic product candidates are based on a relatively novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval, if at all.

Synlogic has concentrated its research and development efforts to date on a limited number of product candidates based on its Synthetic Biotic therapeutic platform and identifying its initial targeted disease indications. Synlogic’s future success depends on its successful development of viable product candidates. There can be no assurance that Synlogic will not experience problems or delays in developing its product candidates and that such problems or delays will not cause unanticipated costs, or that any such development problems can be solved.

The clinical trial and manufacturing requirements of the FDA, the European Medicines Agency and other regulatory authorities, and the criteria these regulators use to determine the safety and efficacy of a product candidate, vary substantially according to the type, complexity, novelty and intended use and market of the product candidate. The regulatory approval process for novel product candidates such as Synthetic Biotic therapeutics can be more expensive and take longer than for other, better known or more extensively studied therapeutic modalities. It is difficult to determine how long it will take or how much it will cost to obtain regulatory approvals for Synlogic’s product candidates in either the United States or the European Union or how long it will take to commercialize its product candidates, even if approved for marketing. Approvals by the European Commission may not be indicative of what the FDA, and vice versa, may require for approval and different or additional pre-clinical studies or clinical trials may be required to support regulatory approval in each respective jurisdiction. In addition, the FDA has advised Synlogic that the clinical development of SYNB1020 does not require submission to the National Institutes of Health’s (“NIH”) Recombinant DNA Advisory Committee (“RAC”), a committee that reviews human gene transfer protocols. Nevertheless, if RAC review is deemed necessary by one or more of Synlogic’s clinical trial sites that receives NIH funding, its clinical trials could be delayed. Synlogic’s product candidates do not involve gene transfers to humans, and Synlogic believes that they do not meet any of the criteria for that that type of review. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a potential product candidate to market could decrease Synlogic’s ability to generate sufficient product revenue, and Synlogic’s business, financial condition, results of operations and prospects may be harmed.

Synlogic may not be successful in its efforts to use and expand its development platform to build a pipeline of product candidates.

A key element of Synlogic’s strategy is to use its targeted focus and experienced management and scientific team to create Synthetic Biotic medicines that can be deployed against a broad range of human disease in order to build a pipeline of product candidates. Although Synlogic’s research and development efforts to date have resulted in potential product candidates, Synlogic may not be able to continue to identify and develop additional product candidates. Even if Synlogic is successful in continuing to build its pipeline, the potential product candidates that Synlogic identifies may not be suitable for clinical development. For example, these potential product candidates may be shown to have harmful side effects or other characteristics that indicate that they are unlikely to be drugs that will receive marketing approval and achieve market acceptance. If Synlogic does not successfully develop and commercialize product candidates based upon its approach, Synlogic will not be able to obtain product revenue in future periods, which likely would result in significant harm to its financial position. There is no assurance that Synlogic will be successful in its preclinical and clinical development, and the process of obtaining regulatory approvals will, in any event, require the expenditure of substantial time and financial resources.

Synlogic’s product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial viability of an approved label, or result in significant negative consequences following marketing approval, if any.

Undesirable side effects caused by its product candidates could cause Synlogic or regulatory authorities to interrupt, delay or terminate Synlogic’s clinical trials or result in a restrictive label or delay regulatory approval by the FDA or comparable foreign authorities. Undesirable side effects and negative results for other indications may negatively impact the development and potential for approval of Synlogic’s product candidates for their proposed indications.

Additionally, even if one or more of its product candidates receives marketing approval, and Synlogic or others later identify undesirable side effects caused by such products, potentially significant negative consequences could result, including but not limited to:

•	regulatory authorities may withdraw approvals of such products;

•	regulatory authorities may require additional warnings on the labels of such products;

•	Synlogic may be required to create a risk evaluation and mitigation strategy (“REMS”) plan, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements to assure safe use;

•	Synlogic could be sued and held liable for harm caused to patients; and

•	Synlogic’s reputation may suffer.

Any of these events could prevent Synlogic from achieving or maintaining market acceptance of a product candidate, even if approved, and could significantly harm its business, results of operations, and prospects.

Synlogic’s product development program may not uncover all possible adverse events that patients who take its product candidates may experience. The number of subjects exposed to Synlogic’s product candidates during clinical trials and the average exposure time in the clinical development program may be inadequate to detect rare adverse events, or chance findings, that may only be detected once the product is administered to more patients and for greater periods of time.

Clinical trials by their nature utilize a sample of the potential patient population. However, with a limited number of patients and limited duration of exposure, Synlogic cannot be fully assured that uncommon or severe side effects of its product candidates will be uncovered. Such side effects may only be uncovered with a significantly larger number of patients exposed to the drug. If such safety problems occur or are identified after a product candidate reaches the market, the FDA may require that Synlogic amend the labeling of the product or recall the product, or may even withdraw approval for the product. Any of these events could prevent Synlogic from achieving or maintaining market acceptance of a product candidate, even if approved, and could significantly harm its business, results of operations, and prospects.

Synlogic is heavily dependent on the success of its product candidates. Some of its product candidates have produced results in pre-clinical settings to date, but none of its product candidates have completed clinical trials, and Synlogic cannot give any assurance that it will generate data for any of its product candidates sufficient to receive regulatory approval in its planned indications, which will be required before they can be commercialized.

Synlogic has invested substantially all of its efforts and financial resources to identify, acquire and develop its portfolio of product candidates. Its future success is dependent on its ability to successfully further develop, obtain regulatory approval for, and commercialize one or more product candidates. Synlogic currently generates no revenue from sales of any products, and Synlogic may never be able to develop or commercialize a product candidate.

In addition, only Synlogic’s lead product candidate has advanced into clinical trials, and none of Synlogic’s product candidates have advanced into any pivotal clinical trial, for Synlogic’s proposed indications and it may be years before any additional clinical trials, including any pivotal clinical trial, are initiated and completed, if at all. Synlogic is not permitted to market or promote any of its product candidates before it receives regulatory approval from the FDA or comparable foreign regulatory authorities, and Synlogic may never receive such regulatory approval for any of its product candidates. Synlogic cannot be certain that any of its product candidates will be successful in clinical trials or receive regulatory approval. Further, its product candidates may not receive regulatory approval even if they are successful in clinical trials. If Synlogic does not receive regulatory approvals for its product candidates, Synlogic may not be able to continue its operations.

If Synlogic fails to obtain or maintain orphan drug exclusivity for some of its products, its competitors may obtain approval to sell the same drugs to treat the same conditions and its revenues will be reduced.

As part of Synlogic’s business strategy, it has developed and may in the future develop product candidates that may be eligible for FDA and EU orphan drug designation. In August 2016, FDA granted orphan drug designation to SYN1020 for the treatment of UCD. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is intended to treat, diagnose or prevent rare diseases or conditions that affect fewer than 200,000 people in the United States. In the EU, orphan drug designation may be granted to drugs intended to treat, diagnose or prevent a life-threatening or chronically debilitating disease having a prevalence of no more than five in 10,000 people in the EU. The company that first obtains FDA approval for a designated orphan drug for the associated rare disease receives marketing exclusivity for use of that drug for the stated condition for a period of seven years. Orphan drug exclusive marketing rights may be lost under several circumstances, including a later determination by the FDA that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug. Similar regulations are available in the EU with a ten-year period of market exclusivity.

Because the extent and scope of patent protection for some of Synlogic’s product candidates is limited, obtaining orphan drug designation is especially important for any product candidates that may be eligible for orphan drug designation. For eligible products, Synlogic plans to rely on the exclusivity period under the Orphan Drug Act to maintain a competitive position. If it does not obtain orphan drug designation for its product candidates that do not have broad patent protection, Synlogic’s competitors may then sell the same drug to treat the same condition and Synlogic’s revenues, if any, may be adversely affected thereby.

Even though Synlogic has obtained orphan drug designation for its lead product candidate, and intends to seek orphan drug designation for other product candidates, there is no assurance that Synlogic will be the first to obtain marketing approval for any particular rare indication. Further, even though Synlogic has obtained orphan drug designation for its lead product candidate, or even if Synlogic obtains orphan drug designation for other potential product candidates, such designation may not effectively protect Synlogic from competition because different drugs can be approved for the same condition and the same drug can be approved for different conditions and potentially used off-label in the orphan indication. Even after an orphan drug is approved, the FDA can subsequently approve the same drug for the same condition for several reasons, including, if the FDA concludes that the later drug is safer or more effective or makes a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a drug, nor gives the drug any advantage in the regulatory review or approval process.

Product development involves a lengthy and expensive process with an uncertain outcome, and results of earlier pre-clinical studies and clinical trials may not be predictive of future clinical trial results.

The results from preclinical studies or early clinical trials of a product candidate may not predict the results that will be obtained in subsequent subjects or in later stage clinical trials of that product candidate or any other product candidate. Flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. Synlogic has limited experience in designing clinical trials and it may be unable to design and execute clinical trials to support regulatory approval of its product candidates. In addition, pre-clinical study and clinical trial data are often susceptible to varying interpretations and analyses. Product candidates that seemingly perform satisfactorily in pre-clinical studies and clinical trials may nonetheless fail to obtain regulatory approval. There is a high failure rate for drugs proceeding through clinical trials. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical development even after achieving promising results in earlier studies, and any such setbacks in Synlogic’s clinical development could negatively affect its business and operating results.

If Synlogic experiences delays or difficulties in the enrollment of patients in clinical trials, Synlogic’s receipt of necessary regulatory approvals could be delayed or prevented.

Clinical trials of a new product candidate require the enrollment of a sufficient number of patients suffering from the disease or condition the product candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, including the size of the potential patient population, the age and condition of the patients, the stage and severity of disease or condition, the nature and requirements of the protocol, the proximity of patients to clinical sites, the availability of effective treatments for the relevant disease or condition, the perceived risks, benefits and convenience of administration of the product candidate being studied, the patient referral practices of physicians, Synlogic’s efforts to facilitate timely enrollment in clinical trials, and the eligibility criteria for the clinical trial. Delays or difficulties in patient enrollment or difficulties retaining trial participants, including as a result of the availability of existing or other investigational treatments, can result in increased costs, longer development times or termination of a clinical trial.

In addition, Synlogic’s success may depend, in part, on its ability to identify patients who qualify for its clinical trials, or are likely to benefit from any product candidate that it may develop, which will require those potential patients to undergo a screening assay for the presence or absence of a particular genetic sequence or clinical trait. Genetically defined diseases generally, and especially those for which Synlogic’s current product candidates are targeted, may have relatively low prevalence. For example, Synlogic estimates there are approximately 2,000 patients diagnosed with UCD in the United States, and approximately 16,500 patients that may be diagnosed with PKU in the United States. If Synlogic, or any third parties that Synlogic engages to assist it, are unable to successfully identify patients with these diseases, or experience delays in doing so, then Synlogic may not realize the full commercial potential of any product candidate it develops.

Synlogic may face potential product liability claims, and, if successful claims are brought against it, Synlogic may incur substantial liability and costs. If the use or misuse of Synlogic’s product candidates harms patients, or is perceived to harm patients even when such harm is unrelated to its product candidates, Synlogic’s regulatory approvals, if any, could be revoked or otherwise negatively impacted and Synlogic could be subject to costly and damaging product liability claims. If Synlogic is unable to obtain adequate insurance or is required to pay for liabilities resulting from a claim excluded from, or beyond the limits of, its insurance coverage, such liability could adversely affect Synlogic’s financial condition.

The use or misuse of Synlogic’s product candidates in clinical trials and the sale of any products for which Synlogic may obtain marketing approval exposes Synlogic to the risk of potential product liability claims. Product liability claims might be brought against Synlogic by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with its product candidates and approved products, if any. There is a risk that Synlogic’s product candidates may induce adverse events. If Synlogic cannot successfully defend against product liability claims, it could incur substantial liability and costs. Patients with the diseases targeted by Synlogic’s product candidates may already be in severe and advanced stages of disease and have both known and unknown significant preexisting and potentially life-threatening health risks. During the course of treatment, patients may suffer adverse events, including death, for reasons that may be related to Synlogic’s product candidates. Such events could subject Synlogic to costly litigation, require it to pay substantial amounts of money to injured patients, delay, negatively impact or end its opportunity to receive or maintain regulatory approval to market its products, or require Synlogic to suspend or abandon its commercialization efforts. Even in a circumstance in which an adverse event is unrelated to Synlogic’s product candidates, the investigation into the circumstance may be time-consuming or inconclusive. These investigations may delay Synlogic’s regulatory approval process or impact and limit the type of regulatory approvals its product candidates receive or maintain. As a result of these factors, a product liability claim, even if successfully defended, could have a material adverse effect on Synlogic’s business, financial condition or results of operations.

Although Synlogic has product liability insurance, which covers any clinical trial it may conduct in the United States, its insurance may be insufficient to reimburse it for any expenses or losses Synlogic may suffer. Synlogic will also likely be required to increase its product liability insurance coverage for the advanced clinical trials that it plans to initiate. If Synlogic obtains marketing approval for any of its product candidates, it will need to expand its insurance coverage to include the sale of commercial products. There is no way to know if Synlogic will be able to continue to obtain product liability coverage and obtain expanded coverage it may require, in sufficient amounts to protect it against losses due to liability, on acceptable terms, or at all. Synlogic may not have sufficient resources to pay for any liabilities resulting from a claim excluded from, or beyond the limits of, its insurance coverage. Where Synlogic has provided indemnities in favor of third parties under its agreements with them, there is also a risk that these third parties could incur liability and bring a claim under such indemnities. An individual may bring a product liability claim against Synlogic alleging that one of its product candidates or products causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, and a breach of warranties. Claims could also be asserted under state consumer protection acts. Any product liability claim brought against Synlogic, with or without merit, could result in:

•	withdrawal of clinical trial volunteers, investigators, patients or trial sites or limitations on approved indications;

•	the inability to commercialize, or if commercialized, decreased demand for, its product candidates;

•	if commercialized, product recalls, withdrawals of labeling, marketing or promotional restrictions or the need for product modification;

•	initiation of investigations by regulators;

•	loss of revenues;

•	substantial costs of litigation, including monetary awards to patients or other claimants;

•	liabilities that substantially exceed Synlogic’s product liability insurance, which Synlogic would then be required to pay itself;

•	an increase in Synlogic’s product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all;

•	the diversion of management’s attention from Synlogic’s business; and

•	damage to Synlogic’s reputation and the reputation of its products and its technology.

Product liability claims may subject Synlogic to the foregoing and other risks, which could have a material adverse effect on its business, financial condition or results of operations.

Risks Related to Regulatory Approval of Synlogic’s Product Candidates and Other Legal Compliance Matters

Synlogic may seek breakthrough therapy designation for one or more of its product candidates, but it might not receive such designation, and even if Synlogic does, such designation may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that Synlogic’s product candidates will receive marketing approval.

Synlogic may seek a breakthrough therapy designation from the FDA for some of its product candidates. A breakthrough therapy is defined as a drug or biological product that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and for which preliminary clinical evidence indicates that the drug or biological product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For drugs or biological products that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Drugs designated as breakthrough therapies by the FDA could also be eligible for accelerated approval.

Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if Synlogic believes one of its product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a breakthrough therapy designation for a product candidate may not result in a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of Synlogic’s product candidates qualify and are designated as breakthrough therapies, the FDA may later decide that the drugs or biological products no longer meet the conditions for designation and the designation may be rescinded.

Synlogic may seek Fast Track designation for one or more of its product candidates, but it might not receive such designation, and even if Synlogic does, such designation may not actually lead to a faster development or regulatory review or approval process.

If a product candidate is intended for the treatment of a serious condition and nonclinical or clinical data demonstrate the potential to address unmet medical need for the condition, a product sponsor may apply for FDA Fast Track designation. If Synlogic seeks Fast Track designation for one or more of its product candidates, Synlogic may not receive such designation. However, even if Synlogic receives Fast Track designation, Fast Track designation does not ensure that Synlogic will receive marketing approval for the product candidate or that approval will be granted within any particular timeframe. Synlogic may not experience a faster development or regulatory review or approval process with Fast Track designation compared to conventional FDA procedures. In addition, the FDA may withdraw Fast Track designation if it believes that the designation is no longer supported by data from Synlogic’s clinical development program. Fast Track designation alone does not guarantee qualification for the FDA’s priority review procedures.

Even if Synlogic obtains regulatory approval for a product candidate, Synlogic will remain subject to ongoing regulatory requirements.

If any of Synlogic’s product candidates are approved for marketing, Synlogic will be subject to ongoing regulatory requirements, including with respect to manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing clinical trials, and submission of safety, efficacy and other post-approval information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Manufacturers and manufacturers’ facilities are required to continuously comply with FDA and comparable foreign regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices (“cGMP”) regulations and corresponding foreign regulatory manufacturing requirements. As such, Synlogic and its contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any NDA or marketing authorization application.

Any regulatory approvals that Synlogic receives for its product candidates may be subject to limitations on the approved indicated uses for which the product candidate may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product candidate. Synlogic will be required to report adverse reactions and production problems, if any, to the FDA and comparable foreign regulatory authorities. Any new legislation addressing drug safety issues could result in delays in product development or commercialization, or increased costs to assure compliance. If its original marketing approval for a product candidate was obtained through an accelerated approval pathway, Synlogic could be required to conduct a successful post-marketing clinical trial in order to confirm the clinical benefit for its products. An unsuccessful post-marketing clinical trial or failure to complete such a trial could result in the withdrawal of marketing approval.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of a product, the regulatory agency may impose restrictions on that product or Synlogic, including requiring withdrawal of the product from the market. If Synlogic fails to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

•	issue warning letters;

•	impose civil or criminal penalties;

•	suspend or withdraw regulatory approval;

•	suspend any of Synlogic’s ongoing clinical trials;

•	refuse to approve pending applications or supplements to approved applications submitted by Synlogic;

•	impose restrictions on Synlogic’s operations, including closing its contract manufacturers’ facilities; or

•	require a product recall.

Any government investigation of alleged violations of law would be expected to require Synlogic to expend significant time and resources in response and could generate adverse publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect Synlogic’s ability to develop and commercialize its products and the value of Synlogic and its operating results would be adversely affected.

Healthcare legislative reform measures may have a material adverse effect on Synlogic’s business, financial condition or results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “ACA”), was passed, which was intended to substantially change the way health care is financed by both governmental health programs and private insurers, and significantly impact the U.S. pharmaceutical industry. The ACA, among other things, introduced a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations, establishes annual fees and taxes on manufacturers of specified branded prescription drugs, and promotes a new Medicare Part D coverage gap discount program.

In January 2017, Congress voted to adopt a budget resolution for fiscal year 2017 that authorizes the implementation of legislation that would repeal portions of the ACA. Although such budget resolution is not a law, it is widely viewed as the first step toward the passage of legislation that would repeal certain aspects of the ACA. Further, on January 20, 2017, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. As of June 2017, the House of Representatives has passed a new plan that would repeal and significantly alter many of the ACA’s provisions if it were ever enacted, and the Senate is working on its own bill to accomplish the same goals. At this time, the immediate impact of the Executive Order and any of the legislation being considered by Congress is not clear. In addition, other legislative changes have been proposed or adopted since the ACA was enacted. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on Synlogic’s customers and, accordingly, its financial operations.

It is anticipated that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and an additional downward pressure on the reimbursement Synlogic’s customers may receive for its products. Further, there have been judicial and Congressional challenges to certain aspects of the ACA, and it is expected there will be additional challenges and amendments to the ACA in the future, especially with the recent change in administration. Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent Synlogic from being able to generate revenue, attain profitability or commercialize its products.

Synlogic may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and health information privacy and security laws. If Synlogic is unable to comply, or has not fully complied, with such laws, it could face substantial penalties.

If Synlogic obtains FDA approval for any of its product candidates and begins commercializing those products in the United States, its operations may be subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act, and physician sunshine laws and regulations. These laws may impact, among other things, Synlogic’s proposed sales, marketing, and education programs. In addition, Synlogic may be subject to patient privacy regulation by both the federal government and the states in which Synlogic conducts its business. The laws that may affect Synlogic’s ability to operate include:

•	the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•	federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

•	the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

•	HIPAA, as amended by the Health Information Technology and Clinical Health Act, and its implementing regulations, which imposes specified requirements relating to the privacy, security, and transmission of individually identifiable health information;

•	the federal physician sunshine requirements under the ACA require manufacturers of drugs, devices, biologics, and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians, other healthcare providers, and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members and applicable group purchasing organizations; and

•	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including governmental and private payors, to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state laws governing the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of Synlogic’s business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the ACA, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. Moreover, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

If Synlogic’s operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to Synlogic, Synlogic may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment, and the curtailment or restructuring of its operations, any of which could adversely affect Synlogic’s ability to operate its business and its results of operations.

If Synlogic fails to comply with environmental, health and safety laws and regulations, Synlogic could become subject to fines or penalties or incur costs that could have a material adverse effect on its business, financial condition or results of operations.

Synlogic’s research and development activities and its third-party manufacturers’ and suppliers’ activities involve the controlled storage, use, and disposal of hazardous materials, including the components of its product candidates and other hazardous compounds. Synlogic and its manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling, and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at Synlogic’s and its manufacturers’ facilities pending their use and disposal. Synlogic cannot eliminate the risk of contamination, which could cause an interruption of its research and development efforts, commercialization efforts and business operations and environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling, and disposal of these materials and specified waste products. Although Synlogic believes that the safety procedures utilized by it and its third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, Synlogic cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, Synlogic may be held liable for any resulting damages and such liability could exceed its resources and state or federal or other applicable authorities may curtail Synlogic’s use of specified materials and/or interrupt its business operations. Furthermore, environmental laws and regulations are complex, change frequently, and have tended to become more stringent. Synlogic cannot predict the impact of such changes and cannot be certain of its future compliance. Given the nature of the research and development work conducted by Synlogic, the company does not currently carry biological or hazardous waste insurance coverage.

Laws and regulations governing international operations may preclude Synlogic from developing, manufacturing and selling certain products outside of the United States and require Synlogic to develop, implement and maintain costly compliance programs.

To develop, manufacture and sell certain products outside the United States, Synlogic must dedicate resources to comply with numerous laws and regulations in each jurisdiction in which Synlogic operates. The Foreign Corrupt Practices Act (“FCPA”), prohibits any U.S. individual or business from paying, offering, authorizing payment or offering anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

Compliance with the FCPA is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the FCPA presents particular challenges in the pharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees may be considered government employees or foreign officials. In other circumstances, certain payments to hospitals in connection with clinical trials and other work have been deemed to be improper payments to government officials and have led to FCPA enforcement actions.

Various laws, regulations and executive orders also restrict the use and dissemination outside of the United States, or the sharing with certain non-U.S. nationals, of information classified for national security purposes, as well as certain products and technical data relating to those products. These laws may preclude Synlogic from developing, manufacturing, or selling certain products and product candidates outside of the United States, which could limit Synlogic’s growth potential and increase its development costs.

The failure to comply with laws governing international business practices may result in substantial civil and criminal penalties and suspension or debarment from government contracting. The SEC also may suspend or bar issuers from trading securities on U.S. exchanges for violations of the FCPA’s accounting provisions and export control laws.

Synlogic’s internal computer systems, or those of its collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of Synlogic’s product development programs.

Synlogic’s internal computer systems and those of its current and any future collaborators and other contractors or consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While Synlogic has not experienced any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in its operations, it could result in a material disruption of Synlogic’s development programs and its business operations, whether due to a loss of its trade secrets or other proprietary information or other similar disruptions. For example, the loss of pre-clinical or clinical trial data could result in delays in Synlogic’s regulatory approval efforts and significantly increase its costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, Synlogic’s data or applications, or inappropriate disclosure of confidential or proprietary information, Synlogic could incur liability, its competitive position could be harmed and the further development and commercialization of its product candidates could be delayed.

Ethical, legal and social concerns about synthetic biology and genetic engineering could limit or prevent the use of Synlogic’s technologies and limit its revenues.

Synlogic’s technologies involve the use of synthetic biology and genetic engineering. Public perception about the safety and environmental hazards of, and ethical concerns over, synthetic biology and genetic engineering could influence public acceptance of Synlogic’s technologies, product candidates and processes. If Synlogic and its collaborators are not able to overcome the ethical, legal and social concerns relating to synthetic biology and genetic engineering, Synlogic’s technologies, product candidates and processes may not be accepted. These concerns could result in increased expenses, regulatory scrutiny and increased regulation, trade restrictions on imports of Synthetic Biotic medicines, delays or other impediments to Synlogic’s programs or the public acceptance and commercialization of Synthetic Biotic medicines. Further, there is a risk that Synthetic Biotic medicines made using Synlogic’s technologies could result in adverse health effects or other adverse events, which could also lead to negative publicity. Synlogic designs and produces product candidates with characteristics comparable or disadvantaged to those found in naturally occurring organisms or enzymes in a controlled laboratory; however, the release of such organisms into uncontrolled environments could have unintended consequences. Any adverse effect resulting from such a release could have a material adverse effect on Synlogic’s business, financial condition or results of operations and Synlogic may have exposure to liability for any resulting harm.

Risks Related to Synlogic’s Intellectual Property

Synlogic may not be successful in obtaining or maintaining necessary rights to Synthetic Biotic targets, product candidates and processes for its development pipeline through acquisitions and in-licenses.

Presently, Synlogic has rights to certain intellectual property, through licenses from third parties and under patents and patent applications owned by Synlogic. The growth of Synlogic’s business will likely depend in part on Synlogic’s ability to obtain, maintain or enforce its and its licensors’ intellectual property rights and also acquire or in-license additional proprietary rights. For example, Synlogic’s programs may involve additional product candidates or delivery systems that may require the use of additional proprietary rights held by third parties. Synlogic’s ultimate product candidates may also require specific formulations to work effectively and efficiently. These formulations may be covered by intellectual property rights held by others. Synlogic may be unable to acquire or in-license any relevant third-party intellectual property rights that Synlogic identifies as necessary or important to its business operations.

In addition, Synlogic’s product candidates may require specific formulations to work effectively and efficiently and these rights may be held by other third parties. Synlogic may be unable to develop, acquire or in-license compositions, methods of use, processes or other third-party intellectual property rights from third parties that it identifies. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of other companies may also be pursuing strategies to license or acquire third-party intellectual property rights that Synlogic may consider attractive. These companies could have a competitive advantage over Synlogic due to their size, cash resources and greater clinical development and commercialization capabilities.

For example, Synlogic has previously and may continue to collaborate with academic institutions to accelerate its pre-clinical research or development under written agreements with these institutions. Typically, these institutions provide an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such right of first negotiation for intellectual property, Synlogic may be unable to negotiate a license within the specified time frame or under terms that are acceptable to it. If Synlogic is unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking Synlogic’s ability to pursue its program.

In addition, companies that perceive Synlogic to be a competitor may be unwilling to assign or license rights to it. Synlogic also may be unable to license or acquire third-party intellectual property rights on terms that would allow it to make an appropriate return on its investment. If Synlogic is unable to successfully obtain rights to third-party intellectual property rights, its business, financial condition and prospects for growth could suffer.

Synlogic intends to rely on patent rights and the status of its product candidates, if approved, as biologics eligible for exclusivity under the Biologics Price Competition and Innovation Act (BPCIA). If Synlogic is unable to obtain or maintain exclusivity from the combination of these approaches, Synlogic may not be able to compete effectively in its markets.

Synlogic relies or will rely upon a combination of patents, trade secret protection, and confidentiality agreements to protect the intellectual property related to its technologies and product candidates. Its success depends in large part on its and its licensors’ ability to obtain regulatory exclusivity and maintain patent and other intellectual property protection in the United States and in other countries with respect to its proprietary technology and products.

Synlogic has sought to protect its proprietary position by filing patent applications in the United States and abroad related to its product candidates that are important to its business. This process is expensive and time consuming, and Synlogic may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that Synlogic will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain and involves complex legal and factual questions for which legal principles remain unsolved. The patent applications that Synlogic owns or in-licenses may fail to result in issued patents with claims that cover its product candidates in the United States or in other foreign countries. There is no assurance that all potentially relevant prior art relating to Synlogic’s patents and patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover Synlogic’s product candidates, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated.

Furthermore, even if they are unchallenged, Synlogic’s patents and patent applications may not adequately protect its intellectual property, provide exclusivity for its product candidates, or prevent others from designing around Synlogic’s claims. Any of these outcomes could impair Synlogic’s ability to prevent competition from third parties, which may have an adverse impact on its business.

Synlogic, independently or together with its licensors, has filed several patent applications covering various aspects of its product candidates. Synlogic cannot offer any assurances about which, if any, patents will issue, the breadth of any such patent or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to Synlogic after patent issuance could deprive Synlogic of rights necessary for the successful commercialization of any product candidates that Synlogic may develop. Further, if Synlogic encounters delays in regulatory approvals, the period of time during which Synlogic could market a product candidate under patent protection could be reduced.

Even if Synlogic cannot obtain and maintain effective protection of exclusivity from its regulatory efforts and intellectual property rights, including patent protection, data exclusivity or orphan drug exclusivity, for its product candidates, Synlogic believes that its product candidates will be protected by exclusivity that prevents approval of a biosimilar in the United States for a period of twelve years from the time the product to which it claims similarity was first approved. If a biosimilar version of one of Synlogic’s product candidates were approved in the U.S., it could have a negative effect on Synlogic’s business.

Synlogic may not have sufficient patent term protections for its product candidates to effectively protect its business.

Patents have a limited term. In the United States, the statutory expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent, and the protection it affords, is limited. Even if patents covering Synlogic’s product candidates are obtained, once the patent life has expired for a product candidate, Synlogic may be open to competition from generic medications. In addition, upon issuance in the United States any patent term can be adjusted based on specified delays caused by the applicant(s) or the USPTO.

Patent term extensions under the Hatch-Waxman Act in the United States and under supplementary protection certificates in Europe may be available to extend the patent or data exclusivity terms of Synlogic’s product candidates. Synlogic will likely seek patent term extensions, and Synlogic cannot provide any assurances that any such patent term extensions will be obtained and, if so, for how long. As a result, Synlogic may not be able to maintain exclusivity for its product candidates for an extended period after regulatory approval, if any, which would negatively impact its business, financial condition, results of operations and prospects. If Synlogic does not have sufficient patent terms or regulatory exclusivity to protect its product candidates, its business and results of operations will be adversely affected.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing Synlogic’s ability to protect its products, and recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of its patent applications and the enforcement or defense of its issued patents.

As is the case with other biotechnology companies, Synlogic’s success is heavily dependent on patents. Obtaining and enforcing patents in the biotechnology industry involves both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in specified circumstances and weakened the rights of patent owners in specified situations. In addition to increasing uncertainty with regard to Synlogic’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken Synlogic’s ability to obtain new patents or to enforce Synlogic’s existing patents and patents that it might obtain in the future.

If Synlogic is unable to maintain effective proprietary rights for its product candidates or any future product candidates, Synlogic may not be able to compete effectively in its proposed markets.

In addition to the protection afforded by patents, Synlogic relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that Synlogic elects not to patent. Synlogic also utilizes processes for which patents are difficult to enforce. In addition, other elements of Synlogic’s products, and many elements of its product candidate discovery and development processes involve proprietary know-how, information or technology that is not covered by patents. Trade secrets may be difficult to protect. Synlogic seeks to protect its proprietary technology and processes, in part, by entering into confidentiality agreements with its employees, consultants, collaborators, advisors, independent contractors or other third parties. Synlogic also seeks to preserve the integrity and confidentiality of its data and trade secrets, including by maintaining physical and electronic security of its premises and its information technology systems. While Synlogic has confidence in these individuals, organizations and systems, agreements or security measures may be breached, and Synlogic may not have adequate remedies for any breach. In addition, competitors may otherwise gain access to Synlogic’s trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, Synlogic may encounter significant problems in protecting and defending its intellectual property both in the United States and abroad. If Synlogic is unable to prevent unauthorized material disclosure of its intellectual property to third parties, or misappropriation of its intellectual property by third parties, it may not be able to establish or maintain a competitive advantage in its market, which could materially adversely affect its business, operating results, and financial condition.

Although Synlogic expects all of its employees and consultants to assign their inventions to Synlogic, and all of its employees, consultants, collaborators, advisors, independent contractors and any third parties who have access to its proprietary know-how, information, or technology to enter into confidentiality agreements, Synlogic cannot provide any assurances that all such agreements have been duly executed or that its trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to its trade secrets or independently develop substantially equivalent information and techniques. Misappropriation or unauthorized disclosure of Synlogic’s trade secrets could impair its competitive position and may have a material adverse effect on its business, financial condition or results of operations. Additionally, if the steps taken to maintain its trade secrets are deemed inadequate, Synlogic may have insufficient recourse against third parties for misappropriating the trade secret.

Third-party claims of intellectual property infringement may prevent or delay Synlogic’s development and commercialization efforts.

Synlogic’s commercial success depends in part on its ability to develop, manufacture, market and sell its product candidates and use its proprietary technology without infringing the patent rights of third parties. Numerous third-party U.S. and non-U.S. issued patents and pending applications exist in the area of Synthetic Biotics. Synlogic is aware of U.S. and foreign patents and pending patent applications owned by third parties that cover similar therapeutic uses as the product candidates Synlogic is developing. Synlogic is currently monitoring these patents and patent applications. Synlogic may in the future pursue available proceedings in the U.S. and foreign patent offices to challenge the validity of these patents and patent applications. In addition, or alternatively, Synlogic may consider whether to seek to negotiate a license of rights to technology covered by one or more of such patents and patent applications. If any patents or patent applications cover its product candidates or technologies, Synlogic may not be free to manufacture or market its product candidates as planned, absent such a license, which may not be available to Synlogic on commercially reasonable terms, or at all.

It is also possible that Synlogic has failed to identify relevant third-party patents or applications. For example, applications filed before November 29, 2000 and applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Moreover, it is difficult for industry participants, including Synlogic, to identify all third-party patent rights that may be relevant to its product candidates and technologies because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. Synlogic may fail to identify relevant patents or patent applications or may identify pending patent applications of potential interest but incorrectly predict the likelihood that such patents may issue with claims of relevance to its technology. In addition, Synlogic may be unaware of one or more issued patents that would be infringed by the manufacture, sale or use of a current or future product candidate, or Synlogic may incorrectly conclude that a third-party patent is invalid, unenforceable or not infringed by its activities. Additionally, pending patent applications that have been published can, subject to specified limitations, be later amended in a manner that could cover Synlogic’s technologies, its product candidates or the use of its product candidates.

There have been many lawsuits and other proceedings filed by third parties involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions, and reexamination, post-grant review and equivalent proceedings before the USPTO and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Synlogic is developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that its product candidates may be subject to claims of infringement of the patent rights of third parties.

Parties making claims against Synlogic may obtain injunctive or other equitable relief, which could effectively block its ability to further develop and commercialize one or more of its product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Synlogic’s business. In the event of a successful claim of infringement against Synlogic, Synlogic may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign its infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Synlogic depends, in part, on its licensors to file, prosecute, maintain, defend and enforce patents and patent applications that are material to its business.

While Synlogic normally seeks and gains the right to fully prosecute the patent applications relating to its product candidates, there may be times when the patent applications enabling its product candidates are controlled by its licensors. If any of Synlogic’s existing or future licensors fail to appropriately and broadly prosecute and maintain patent protection for patents covering any of its product candidates, its ability to develop and commercialize those product candidates may be adversely affected and Synlogic may not be able to prevent competitors from making, using, importing, and selling competing products. In addition, even where Synlogic now has the right to control patent prosecution of patents and patent applications Synlogic has licensed from third parties, Synlogic may still be adversely affected or prejudiced by actions or inactions of its licensors in effect from actions prior to Synlogic assuming control over patent prosecution.

If Synlogic fails to comply with obligations in the agreements under which Synlogic licenses intellectual property and other rights from third parties or otherwise experiences disruptions to its business relationships with its licensors, Synlogic could lose license rights that are important to its business.

Synlogic is a party to certain intellectual property license agreements that are important to its business and expects to enter into additional license agreements in the future. Synlogic’s existing agreements impose, and Synlogic expects that future license agreements will impose, certain obligations, including the payment of milestones and royalties based on revenues from sales of its products utilizing the technologies licensed from its licensors, and such obligations could adversely affect the overall profitability for Synlogic of any products that it may seek to commercialize. In addition, Synlogic will need to outsource and rely on third parties for many aspects of the clinical development, sales and marketing of its product candidates covered under its license agreements. Delay or failure by these third parties could adversely affect the continuation of its license agreements with its third-party licensors. If Synlogic fails to comply with its obligations under these agreements, or Synlogic is subject to a bankruptcy, these agreements may be subject to termination by the licensor which could have a material adverse effect on Synlogic’s business.

Synlogic may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time consuming, and unsuccessful.

Competitors may infringe Synlogic’s patents or the patents of its licensors. To cease such infringement or unauthorized use, Synlogic or one of its licensing partners may be required to file patent infringement claims against a third party to enforce one of its patents which can be expensive, time-consuming and unpredictable. In addition, in an infringement proceeding or a declaratory judgment action against Synlogic, a court may decide that one or more of Synlogic’s patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that Synlogic’s patents do not cover the technology in question. An adverse result in any litigation or defense proceeding could put one or more of Synlogic’s patents at risk of being invalidated, held unenforceable or interpreted narrowly and could put its patent applications at risk of not issuing. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Synlogic’s business.

If Synlogic or one of its licensing partners were to initiate legal proceedings against a third party to enforce a patent covering one of Synlogic’s product candidates, the defendant could counterclaim that the patent covering Synlogic’s product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description, clarity or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or other jurisdictions, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post-grant review and equivalent proceedings in foreign jurisdictions, such as opposition or derivation proceedings. Such proceedings could result in revocation or amendment to Synlogic’s patents in such a way that they no longer cover and protect Synlogic’s product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity of Synlogic’s patents, for example, Synlogic cannot be certain that there is no invalidating prior art of which Synlogic, its patent counsel, and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity, unpatentability and/or unenforceability, Synlogic may lose at least part, and perhaps all, of the patent protection on its product candidates. Such a loss of patent protection could have a material adverse impact on Synlogic’s business.

Interference or derivation proceedings provoked by third parties or brought by Synlogic or declared by the USPTO may be necessary to determine the priority of inventions or correct inventorship with respect to Synlogic’s patents or patent applications or those of its licensors. An unfavorable outcome could result in a loss of Synlogic current patent rights and could require Synlogic to cease using the related technology or to attempt to license rights to it from the prevailing party. Synlogic’s business could be harmed if the prevailing party does not offer Synlogic a license on commercially reasonable terms. Synlogic’s defense of litigation, derivation or interference proceedings may result in a decision adverse to Synlogic’s interests and, even if successful, may result in substantial costs and distract its management and other employees. In addition, Synlogic may be unable to raise the funds necessary to conduct its clinical trials, continue its research programs, license necessary technology from third parties, or enter into development partnerships that would help Synlogic bring its product candidates to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Synlogic’s confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. Any disclosure of confidential information could adversely affect Synlogic’s business. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Synlogic’s common stock.

Synlogic may be subject to claims challenging the inventorship of its patents and other intellectual property.

Synlogic may in the future be subject to claims that former employees, consultants, collaborators, advisors, independent contractors or other third parties have an interest in its patents or other intellectual property as an inventor or co-inventor or other claims challenging the inventorship of its patents or ownership of its intellectual property (including patents and intellectual property that Synlogic in-licenses). Therefore, Synlogic’s rights to these patents may not be exclusive and third parties, including competitors, may have access to intellectual property that is important to Synlogic’s business. In addition, co-owners from whom Synlogic does not yet have a license or assignment may raise claims surrounding inventorship or ownership of patents that ultimately issue from this patent family, potentially resulting in issued patents to which Synlogic would not have rights under its existing license agreements. Further, in jurisdictions outside the United States, a license may not be enforceable unless all the owners of the intellectual property agree or consent to the license. In addition, Synlogic may have inventorship disputes arising from conflicting obligations of consultants or others who are involved in developing its product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship of Synlogic’s patents. If Synlogic fails in defending any such claims, in addition to paying monetary damages, Synlogic may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on Synlogic’s business. Even if Synlogic is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Synlogic may be subject to claims that its employees, consultants, collaborators, advisors, independent contractors or other third parties have wrongfully used or disclosed confidential information of third parties or that its employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Synlogic has received confidential and proprietary information from third parties. In addition, Synlogic employs individuals who were previously employed at universities, academic research institutions and at other biotechnology or pharmaceutical companies, including Synlogic’s competitors or potential competitors. Although Synlogic has written agreements with and makes every effort to ensure that its employees, consultants, collaborators, advisors, independent contractors or other third parties do not use the proprietary information or intellectual property rights of others in their work for Synlogic, Synlogic may in the future be subject to claims that its employees, consultants, collaborators, advisors, independent contractors or other third parties have inadvertently or intentionally used or disclosed confidential information of these third parties. Litigation may be necessary to defend against these claims. If Synlogic fails in defending any such claims, in addition to paying monetary damages, Synlogic may lose valuable intellectual property rights or personnel, which could adversely impact its business. Even if Synlogic is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Synlogic may not be able to protect its intellectual property rights throughout the world.

Synlogic has limited intellectual property rights outside the United States. Filing, prosecuting, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and intellectual property rights in some countries outside the United States can have a different scope and strength and be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, Synlogic may not be able to prevent third parties (including competitors) from practicing its inventions in all countries outside the United States, or from selling or importing products made using Synlogic’s inventions in and into the United States or other jurisdictions. Competitors may use Synlogic’s technologies in jurisdictions where Synlogic has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Synlogic has patent protection, but where enforcement rights are not as strong as those in the United States. These products may compete with Synlogic’s products and Synlogic’s patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of some countries, particularly some developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biopharmaceutical products, which could make it difficult in those jurisdictions for Synlogic to stop the infringement or misappropriation of its patents or other intellectual property rights, or the marketing of competing products in violation of Synlogic proprietary rights. Proceedings to enforce Synlogic’s patents and other intellectual property rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert Synlogic’s efforts and attention from other aspects of its business. Furthermore, such proceedings could put Synlogic’s patents at risk of being invalidated, held unenforceable or interpreted narrowly and could put its patent applications at risk of not issuing and could provoke third parties to assert claims of infringement or misappropriation against Synlogic. Synlogic may not prevail in any lawsuits that it initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, its efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Synlogic develops or licenses.

If Synlogic’s trademarks and trade names are not adequately protected, it may not be able to build name recognition in its markets of interest and its business may be adversely affected.

Synlogic has filed for trademark registration of certain marks relating to its current branding. If Synlogic’s trademarks and trade names are not adequately protected, it may not be able to build name recognition in its markets of interest and its business may be adversely affected. Synlogic’s unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. Synlogic may not be able to protect its rights to these trademarks and trade names, which it needs to build name recognition among potential partners or customers in its markets of interest. At times, competitors may adopt trade names or trademarks similar to Synlogic’s, thereby impeding its ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of Synlogic’s unregistered trademarks or trade names. Over the long term, if Synlogic is unable to successfully register its trademarks and trade names and establish name recognition based on its trademarks and trade names, then Synlogic may not be able to compete effectively and its business may be adversely affected. Synlogic’s efforts to enforce or protect its proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely impact its financial condition or results of operations.

Risks Related to Synlogic’s Reliance on Third Parties

Synlogic relies, and expects to continue to rely, on third parties to conduct some aspects of its compound formulation, research, preclinical, and clinical studies, and those third parties may not perform satisfactorily, including by failing to meet deadlines for the completion of such formulation, research or testing.

Synlogic does not independently conduct all aspects of its drug discovery activities, compound formulation research or preclinical studies of product candidates. Synlogic currently relies, and expects to continue to rely, on third parties to conduct some aspects of its research and development and preclinical studies. Any of these third parties may terminate their engagements with Synlogic at any time. If Synlogic needs to enter into alternative arrangements, it would delay Synlogic’s product development activities. Synlogic’s reliance on these third parties for research and development activities reduces its control over these activities but does not relieve Synlogic of its responsibilities. For example, for product candidates that Synlogic develops and commercializes on its own, Synlogic will remain responsible for ensuring that each of its studies that support its clinical trial applications and its clinical trials are conducted in accordance with the study plan and protocols for the trial. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct Synlogic’s studies in accordance with regulatory requirements or its stated study plans and protocols, Synlogic will not be able to complete, or may be delayed in completing, the necessary preclinical studies to enable Synlogic or its strategic alliance partners to select viable product candidates for clinical trial application submissions and will not be able to, or may be delayed in its efforts to, successfully develop and commercialize such product candidates.

Synlogic relies on third-party supply and manufacturing partners for drug supplies for its research and development, preclinical activities, and clinical activities, and may do the same for any commercial supplies of its product candidates.

Synlogic relies on third-party supply and manufacturing partners to supply the materials and components for, and manufacture, a portion of its research and development and preclinical study drug supplies and may do the same for any clinical trial drug supplies. Synlogic has not yet manufactured or formulated any product candidate on a commercial scale and may not be able to do so for any of its product candidates. Synlogic will work to develop and optimize its manufacturing process, and Synlogic cannot be sure that the process will result in therapies that are safe, potent or effective.

Synlogic does not own manufacturing facilities or supply sources for such components and materials, but may develop these capabilities in the future. There can be no assurance that Synlogic’s supply of research and development, preclinical and clinical development drugs and other materials will not be limited, interrupted, restricted in certain geographic regions or of satisfactory quality or continue to be available at acceptable prices. In particular, any replacement of any product formulation manufacturer Synlogic may engage could require significant effort and expertise because there may be a limited number of qualified replacements.

The manufacturing process for a product candidate is subject to FDA and foreign regulatory authority review. Suppliers and manufacturers must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with regulatory standards, such as cGMP regulations. In the event that any of Synlogic’s suppliers or manufacturers fails to comply with such requirements or to perform its obligations to Synlogic in relation to quality, timing or otherwise, or if Synlogic’s supply of components or other materials becomes limited or interrupted for other reasons, Synlogic may be forced to manufacture the materials itself, for which Synlogic currently does not have the capabilities or resources, or enter into an agreement with another third party, which Synlogic may not be able to do on reasonable terms, if at all. In some cases, the technical skills or technology required to manufacture Synlogic’s product candidates may be unique or proprietary to the original manufacturer and Synlogic may have difficulty, or there may be contractual restrictions prohibiting Synlogic from, transferring such skills or technology to another third party and a feasible alternative may not exist. These factors would increase Synlogic’s reliance on such manufacturer or require Synlogic to obtain a license from such manufacturer in order to have another third party manufacture its product candidates. If Synlogic is required to change manufacturers for any reason, it will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect Synlogic’s ability to develop product candidates in a timely manner or within budget.

Synlogic may rely on third party manufacturers if it receives regulatory approval for any product candidate. To the extent that Synlogic has existing, or enters into future, manufacturing arrangements with third parties, it will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If Synlogic is unable to obtain or maintain third-party manufacturing for product candidates, or to do so on commercially reasonable terms, Synlogic may not be able to develop and commercialize its product candidates successfully. Synlogic’s or a third party’s failure to execute on Synlogic’s manufacturing requirements could adversely affect Synlogic’s business in a number of ways, including:

•	an inability to initiate or continue clinical trials of product candidates under development;

•	delay in submitting regulatory applications, or receiving regulatory approvals, for product candidates;

•	loss of the cooperation of a collaborator;

•	subjecting Synlogic’s product candidates to additional inspections by regulatory authorities;

•	requirements to cease distribution or to recall batches of Synlogic’s product candidates; and

•	in the event of approval to market and commercialize a product candidate, an inability to meet commercial demands for Synlogic’s products.

Synlogic enters into various contracts in the normal course of its business in which Synlogic indemnifies the other party to the contract. In the event Synlogic has to perform under these indemnification provisions, it could have a material adverse effect on its business, financial condition and results of operations.

In the normal course of business, Synlogic periodically enters into academic, commercial, service, collaboration, licensing, consulting and other agreements that contain indemnification provisions. With respect to Synlogic’s academic and other research agreements, Synlogic typically indemnifies the institution and related parties from losses arising from claims relating to the products, processes or services made, used, sold or performed pursuant to the agreements for which Synlogic has secured licenses, and from claims arising from Synlogic’s or its sublicensees’ exercise of rights under the agreement. With respect to Synlogic’s collaboration agreements, Synlogic indemnifies its collaborators from any third-party product liability claims that could result from the production, use or consumption of the product, as well as for alleged infringements of any patent or other intellectual property right by a third party. With respect to consulting agreements, Synlogic indemnifies consultants from claims arising from the good faith performance of their services.

Should Synlogic’s obligation under an indemnification provision exceed applicable insurance coverage or should Synlogic be denied insurance coverage, Synlogic’s business, financial condition and results of operations could be adversely affected. Similarly, if Synlogic is relying on a collaborator to indemnify Synlogic and the collaborator is denied insurance coverage or the indemnification obligation exceeds the applicable insurance coverage, and if the collaborator does not have other assets available to indemnify Synlogic, its business, financial condition and results of operations could be adversely affected.

To the extent Synlogic is able to enter into collaborative arrangements or strategic alliances, Synlogic may be exposed to risks related to those collaborations and alliances.

Synlogic is currently party to an agreement with AbbVie. Biotechnology companies sometimes become dependent upon collaborative arrangements or strategic alliances to complete the development and commercialization of product candidates. If Synlogic elects to enter into collaborative arrangements or strategic alliances, these arrangements may place the development of its product candidates outside its control, may require it to relinquish important rights or may otherwise be on terms unfavorable to it.

Dependence on collaborative arrangements or strategic alliances would subject Synlogic to a number of risks, including the risk that:

•	Synlogic may not be able to control the amount and timing of resources that its collaborators may devote to the relevant product candidates;

•	Synlogic’s collaborators may experience financial difficulties;

•	Synlogic may be required to relinquish important rights, such as marketing and distribution rights;

•	business combinations or significant changes in a collaborator’s business strategy may also adversely affect a collaborator’s willingness or ability to complete its obligations under any arrangement;

•	a collaborator could independently move forward with a competing drug candidate developed either independently or in collaboration with others, including Synlogic’s competitors; and

•	collaborative arrangements are often terminated or allowed to expire, which would delay the development and may increase the cost of developing Synlogic’s drug candidates.

Synlogic may attempt to form collaborations in the future with respect to its product candidates, but it may not be able to do so, which may cause it to alter its development and commercialization plans.

Synlogic may attempt to form strategic collaborations, create joint ventures or enter into licensing arrangements with third parties with respect to its programs or platform that it believes will complement or augment its existing business. Synlogic may face significant competition in seeking appropriate strategic collaborators, and the negotiation process to secure appropriate terms is time consuming and complex. Synlogic may not be successful in its efforts to establish such a strategic collaboration for any product candidates and programs on terms that are acceptable to it, or at all. This may be because Synlogic’s product candidates and programs may be deemed to be at too early of a stage of development for collaborative effort, its research and development pipeline may be viewed as insufficient, the competitive or intellectual property landscape may be viewed as too intense or risky, and/or third parties may not view its product candidates and programs as having sufficient potential for commercialization, including the likelihood of an adequate safety and efficacy profile.

Any delays in identifying suitable collaborators and entering into agreements to develop and/or commercialize Synlogic’s product candidates could delay the development or commercialization of Synlogic’s product candidates, which may reduce their competitiveness even if they reach the market. Absent a strategic collaborator, Synlogic would need to undertake development and/or commercialization activities at its own expense. If Synlogic elects to fund and undertake development and/or commercialization activities on its own, it may need to obtain additional expertise and additional capital, which may not be available to it on acceptable terms or at all. If Synlogic is unable to do so, it may not be able to develop its product candidates or bring them to market and its business may be materially and adversely affected.

If Synlogic commits certain material breaches under its agreement with the Gates Foundation, and fails to cure them, the Gates Foundation may exercise a right to obtain a license to certain of Synlogic’s intellectual property or require Synlogic to redeem shares of Synlogic Capital Stock held by the Gates Foundation and its affiliates.

In September 2014, Synlogic entered into a letter agreement with the Bill & Melinda Gates Foundation (the “Gates Foundation”). In connection with the agreement, the Gates Foundation purchased $1.0 million of Series A-1 preferred stock, $1.4 million of Series A-2 preferred stock and $2.6 million of Class A-3 preferred units, and Synlogic committed to use a portion of the investment by the Gates Foundation to generally develop its Synthetic Biotic platform for potential use in neglected diseases prioritized by the Gates Foundation. In the event the Gates Foundation terminates the agreement for certain specified uncured material breaches by Synlogic, Synlogic will be obligated, among other remedies, to redeem the securities purchased by the Gates Foundation or to facilitate the purchase of such securities by a third party (in certain circumstances, Synlogic may instead satisfy such obligation by registering the resale of the securities into the public markets or through the ability of the Gates Foundation to resell the securities without volume limitations in reliance on Rule 144 under the Securities Act), and/or the Gates Foundation may exercise its right to obtain a non-exclusive license to certain of Synlogic’s intellectual property for use in certain prioritized diseases in developing countries. Additionally, in the six months following such sale or redemption, if Synlogic engages in certain specified corporate transactions that would value the sold or redeemed shares at more than 200% of the valuation used for the sale or redemption, Synlogic will be required to compensate the Gates Foundation for the difference between what the Gates Foundation would have received and what it actually received under the sale or redemption. If Synlogic instead elects to register the resale of the securities into the public markets or the Gates Foundation resells the securities in reliance on Rule 144, Synlogic will be required to compensate the Gates Foundation for the difference between what the Gates Foundation initially invested and what it actually received under such resale if there is any shortfall. If Synlogic is required to redeem such shares or to compensate the Gates Foundation following a specified corporate transaction or a resale, Synlogic’s financial condition could be materially and adversely affected. If the Gates Foundation exercises its right to obtain a non-exclusive license and develops and commercializes product candidates and products that Synlogic is also developing and commercializing, such exercise could have an adverse impact on Synlogic’s market position.

Risks Related to Commercialization of Synlogic’s Product Candidates

If any of Synlogic’s product candidates are approved for marketing and commercialization and it is unable to develop sales, marketing and distribution capabilities on its own or enter into agreements with third parties to perform these functions on acceptable terms, Synlogic will be unable to successfully commercialize any such future products.

Synlogic currently has no sales, marketing or distribution capabilities or experience. If any of Synlogic’s product candidates is approved for marketing and commercialization, Synlogic will need to develop internal sales, marketing and distribution capabilities to commercialize such products, which would be expensive and time-consuming, or enter into collaborations with third parties to perform these services. If Synlogic decides to market its products directly, Synlogic will need to commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration and compliance capabilities. If Synlogic relies on third parties with such capabilities to market its products or decides to co-promote products with collaborators, Synlogic will need to establish and maintain marketing and distribution arrangements with third parties, and there can be no assurance that Synlogic will be able to enter into such arrangements on acceptable terms or at all. In entering into third-party marketing or distribution arrangements, any revenue Synlogic receives will depend upon the efforts of third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved product. If Synlogic is not successful in commercializing any product approved for marketing and commercialization in the future, either on its own or through third parties, Synlogic’s business, financial condition, results of operations and prospects may be adversely affected.

If the market opportunities for its product candidates are smaller than Synlogic believes they are, Synlogic may not meet its revenue expectations and, assuming approval of a product candidate, its business may suffer. Because the patient populations in the market for its product candidates may be small, Synlogic must be able to successfully identify patients and acquire a significant market share to achieve profitability and growth.

Given the small number of patients who have the diseases that Synlogic is targeting, its eligible patient population and pricing estimates may differ significantly from the actual market addressable by its product candidates. Synlogic’s projections of both the number of people who have applicable diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with its product candidates, are based on its beliefs and estimates. These estimates have been derived from a variety of sources, including scientific literature, patient foundations, or market research, and may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. The potentially addressable patient population for each of its product candidates may be limited or may not be amenable to treatment with its product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect Synlogic’s business, financial condition, results of operations and prospects.

Synlogic faces substantial competition and its competitors may discover, develop or commercialize products faster or more successfully than Synlogic.

The development and commercialization of new products is highly competitive. Synlogic faces competition from major pharmaceutical companies, specialty pharmaceutical companies, biotechnology companies, universities and other research institutions worldwide with respect to its product candidates that it may seek to develop or commercialize in the future. For example, Horizon Pharma plc, Dimension Therapeutics, Inc., Aeglea Biotherapeutics, Inc., Arcturus Therapeutics Inc., Castle Creek Pharma LLC, PhaseRx, Inc., Rana Therapeutics and Selecta Biosciences, Inc. have developed or are developing product candidates for the treatment of UCD; Valeant Pharmaceuticals International, Inc., Ocera Therapeutics, Inc., Umecrine Cognition AB, Salix Pharmaceuticals, Ltd, as well as other preclinical and discovery stage companies have developed or are each developing product candidates for the treatment of HE; and BioMarin, Inc., MipSalus ApS, Codexis, Inc., Dimension Therapeutics, Inc. and Synthetic Biologics, Inc. have developed or are developing product candidates for the treatment of PKU. Synlogic’s competitors may succeed in developing, acquiring or licensing technologies and products that are more effective or less costly than the product candidates that Synlogic is currently developing or that it may develop, which could render Synlogic’s product candidates obsolete and noncompetitive.

In addition to the competition Synlogic faces from alternative therapies for the diseases it intends to target with its product candidates, Synlogic is also aware of several companies that are also working specifically to develop engineered bacteria as cellular drug therapies, such as Intrexon Corp. Further there are several companies working to develop other similar products. Many of Synlogic’s competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. Third-party payors, including governmental and private insurers, may also encourage the use of generic products.

If Synlogic’s competitors obtain marketing approval from the FDA or comparable foreign regulatory authorities for their product candidates more rapidly than Synlogic, it could result in its competitors establishing a strong market position before Synlogic is able to enter the market.

Many of Synlogic’s competitors have materially greater name recognition and financial, manufacturing, marketing, research and drug development resources than it does. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in Synlogic’s competitors. Large pharmaceutical companies in particular have extensive expertise in pre-clinical and clinical testing and in obtaining regulatory approvals for drugs. In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products or technologies. These organizations may also establish exclusive collaborative or licensing relationships with Synlogic’s competitors. Failure of Synlogic’s product candidates to effectively compete against established treatment options or in the future with new products currently in development would harm Synlogic’s business, financial condition, results of operations and prospects.

The commercial success of any of Synlogic’s current or future product candidates will depend upon the degree of market acceptance by physicians, patients, third-party payors, and others in the medical community.

Even with approvals from the FDA and comparable foreign regulatory authorities, the commercial success of Synlogic’s products will depend in part on the health care providers, patients, and third-party payors accepting Synlogic’s product candidates as medically useful, cost-effective, and safe. Any product that Synlogic brings to the market may not gain market acceptance by physicians, patients and third-party payors. The degree of market acceptance of any of Synlogic’s products will depend on a number of factors, including but not limited to:

•	the efficacy of the product as demonstrated in clinical trials and potential advantages over competing treatments;

•	the safety and side effect profile of the product as demonstrated in clinical trials and potential advantages over competing treatments;

•	the prevalence and severity of the disease targeted;

•	the clinical indications for which approval is granted, including any limitations or warnings contained in a product’s approved labeling;

•	the convenience and ease of administration;

•	the cost of treatment;

•	the willingness of the patients and physicians to accept these therapies;

•	the perceived ratio of risk and benefit of these therapies by physicians, patients, and payers, and the willingness of physicians to recommend these therapies to patients based on such risks and benefits;

•	the marketing, sales and distribution support for the product;

•	the publicity concerning the products or competing products and treatments; and

•	the pricing and availability of third-party insurance coverage and reimbursement.

Even if a product displays a favorable efficacy and safety profile upon approval, market acceptance of the product remains uncertain. Efforts to educate the medical community and third-party payors on the benefits of the products may require significant investment and resources and may never be successful. If its products fail to achieve an adequate level of acceptance by physicians, patients, third-party payors, and other health care providers, Synlogic will not be able to generate sufficient revenue to become or remain profitable.

Synlogic may not be successful in any efforts to identify, license, discover, develop, or commercialize additional product candidates.

Although a substantial amount of Synlogic’s effort will focus on the clinical testing, potential approval, and commercialization of its existing product candidates, the success of Synlogic’s business is also expected to depend in part upon its ability to identify, license, discover, develop, or commercialize additional product candidates. Research programs to identify new product candidates require substantial technical, financial, and human resources. Synlogic may focus its efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful. Synlogic’s research programs or licensing efforts may fail to yield additional product candidates for clinical development and commercialization for a number of reasons, including but not limited to the following:

•	Synlogic’s research or business development methodology or search criteria and process may be unsuccessful in identifying potential product candidates;

•	Synlogic may not be able or willing to assemble sufficient resources to acquire or discover additional product candidates;

•	Synlogic’s product candidates may not succeed in pre-clinical or clinical testing;

•	Synlogic’s potential product candidates may be shown to have harmful side effects or may have other characteristics that may make the products unmarketable or unlikely to receive marketing approval;

•	competitors may develop alternatives that render Synlogic’s product candidates obsolete or less attractive;

•	product candidates Synlogic develops may be covered by third parties’ patents or other exclusive rights;

•	the market for a product candidate may change during development or commercialization so that such a product may become unreasonable to continue to develop or commercialize;

•	a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

•	a product candidate may not be accepted as safe and effective by patients, the medical community, or third-party payors.

If any of these events occur, Synlogic may be forced to abandon its development efforts for one or more product candidates, or Synlogic may not be able to identify, license, discover, develop, or commercialize additional product candidates, which would have a material adverse effect on its business, financial condition or results of operations and could potentially cause Synlogic to cease operations.

Failure to obtain or maintain adequate reimbursement or insurance coverage for products, if any, could limit Synlogic’s ability to market those products and decrease its ability to generate revenue.

The pricing, coverage, and reimbursement of Synlogic’s approved products, if any, must be sufficient to support its commercial efforts and other development programs and the availability and adequacy of coverage and reimbursement by third-party payors, including governmental and private insurers, are essential for most patients to be able to afford expensive treatments. Sales of Synlogic’s approved products, if any, will depend substantially, both domestically and abroad, on the extent to which the costs of its approved products, if any, will be paid for or reimbursed by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or government payors and private payors. If coverage and reimbursement are not available, or are available only in limited amounts, Synlogic may have to subsidize or provide products for free or Synlogic may not be able to successfully commercialize its products.

In addition, there is significant uncertainty related to the insurance coverage and reimbursement for newly approved products. In the United States, the principal decisions about coverage and reimbursement for new drugs are typically made by the Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services, as CMS decides whether and to what extent a new drug will be covered and reimbursed under Medicare. Private payors tend to follow the coverage reimbursement policies established by CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for novel product candidates such as Synlogic’s and what reimbursement codes its product candidates may receive if approved.

Outside the United States, international operations are generally subject to extensive governmental price controls and other price-restrictive regulations, and Synlogic believes the increasing emphasis on cost-containment initiatives in Europe, Canada, and other countries has and will continue to put pressure on the pricing and usage of products. In many countries, the prices of products are subject to varying price control mechanisms as part of national health systems. Price controls or other changes in pricing regulation could restrict the amount that Synlogic is able to charge for its products, if any. Accordingly, in markets outside the United States, the potential revenue from the sale of Synlogic’s products may be insufficient to generate commercially reasonable revenue and profits.

Moreover, increasing efforts by governmental and private payors in the United States and abroad to limit or reduce healthcare costs may result in restrictions on coverage and the level of reimbursement for new products and, as a result, they may not cover or provide adequate payment for its products. Synlogic expects to experience pricing pressures in connection with products due to the increasing trend toward managed healthcare, including the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs has and is expected to continue to increase in the future. As a result, profitability of Synlogic’s products, if any, may be more difficult to achieve even if they receive regulatory approval.

Risks Related to Synlogic’s Business Operations and Employees

Synlogic’s failure to attract and retain senior management and key scientific personnel may prevent it from successfully developing its product candidates or any future product candidate, conducting its clinical trials and commercializing any products.

Synlogic’s success depends in part on its continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel. Synlogic believes that its future success is highly dependent upon the contributions of its senior management, particularly its president and chief executive officer, chief financial officer, chief medical officer, as well as its senior scientists and other members of its senior management team. The loss of services of any of these individuals could delay or prevent the successful development of Synlogic’s product pipeline, completion of Synlogic’s planned clinical trials or the commercialization of the products Synlogic develops.

Although Synlogic has not historically experienced significant difficulties attracting and retaining qualified employees, it could experience such problems in the future. For example, competition for qualified personnel in the biotechnology and pharmaceuticals field is intense due to the limited number of individuals who possess the skills and experience required by Synlogic’s industry. Synlogic will need to hire additional personnel as it expands its clinical development and commercial activities. Synlogic may not be able to attract and retain quality personnel on acceptable terms, or at all.

Synlogic’s employees, independent contractors, principal investigators, CROs, consultants and collaborators may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

Synlogic is exposed to the risk that its employees, independent contractors, consultants and collaborators may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or unauthorized activities that violate: (1) regulations of regulatory authorities in jurisdictions where Synlogic is performing activities in relation to its product candidates, including those laws requiring the reporting of true, complete and accurate information to such authorities; (2) manufacturing regulations and standards; (3) fraud and abuse and anti-corruption laws and regulations; or (4) laws that require the reporting of true and accurate financial information and data. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, bias, misconduct, kickbacks, self-dealing and other abusive practices, and these laws may differ substantially from country to country. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. These activities also include the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to Synlogic’s reputation. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions Synlogic takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting itself from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against Synlogic, and Synlogic is not successful in defending itself or asserting its rights, those actions could have a significant impact on Synlogic’s business including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in subsidized healthcare programs in a given country, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of its operations, any of which could adversely affect Synlogic’s ability to operate its business and its results of operations.

Risks Related to the Combined Organization

Mirna’s stock price is expected to be volatile, and the market price of Mirna Common Stock may drop following the Merger.

The market price of Mirna Common Stock following the Merger could be subject to significant fluctuations. Market prices for securities of early-stage pharmaceutical, biotechnology, and other life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of Mirna Common Stock to fluctuate following the Merger include:

•	the ability of the combined organization to obtain regulatory approvals for product candidates, and delays or failures to obtain such approvals;

•	the failure of any of the combined organization’s product candidates, if approved for marketing and commercialization, to achieve commercial success;

•	issues in manufacturing the combined organization’s approved products, if any, or product candidates;

•	the results of current, and any future, preclinical or clinical trials of the combined organization’s product candidates;

•	the entry into, or termination of, key agreements, including key licensing or collaboration agreements;

•	the initiation of material developments in, or conclusion of, litigation to enforce or defend any of the combined organization’s intellectual property rights or defend against the intellectual property rights of others;

•	announcements by commercial partners or competitors of new commercial products, clinical progress (or the lack thereof), significant contracts, commercial relationships, or capital commitments;

•	adverse publicity relating to the combined organization’s markets, including with respect to other products and potential products in such markets;

•	the introduction of technological innovations or new therapies competing with potential products of the combined organization;

•	the loss of key employees;

•	changes in estimates or recommendations by securities analysts, if any, who cover the Mirna Common Stock;

•	general and industry-specific economic conditions potentially affecting the combined organization’s research and development expenditures;

•	changes in the structure of health care payment systems;

•	period-to-period fluctuations in the combined organization’s financial results;

•	failure to meet or exceed financial and development projections the combined organization may provide to the public;

•	failure to meet or exceed the financial and development projections of the investment community;

•	the perception of the pharmaceutical industry by the public, legislators, regulators, and the investment community;

•	adverse regulatory decisions;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and the combined organization’s ability to obtain patent protection for its technologies;

•	sales of the Mirna Common Stock by the combined organization or its stockholders in the future;

•	trading volume of the Mirna Common Stock; and

•	period-to-period fluctuations in the combined organization’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies or the biotechnology sector. These broad market fluctuations may also adversely affect the trading price of the combined organization’s common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management’s attention and resources, which could significantly harm the combined organization’s profitability and reputation.

The combined organization will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm the combined organization’s operating results.

The combined organization will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. The combined organization will also incur costs associated with complying with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the SEC or NASDAQ or any other stock exchange or inter-dealer quotations system on which the Mirna Common Stock may be listed in the future. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. Synlogic expects that these rules and regulations will substantially increase Synlogic’s legal and financial compliance costs and to make some activities more time-consuming and costly. Synlogic is unable currently to estimate these costs with any degree of certainty. Synlogic also expects that these new rules and regulations may make it difficult and expensive for the combined organization to obtain director and officer liability insurance, and if the combined organization is able to obtain such insurance, it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for the combined organization to attract and retain qualified individuals to serve on its board of directors or as its executive officers.

Anti-takeover provisions in the combined organization’s charter documents and under Delaware law could make an acquisition of the combined organization more difficult and may prevent attempts by the combined organization’s stockholders to replace or remove the combined organization’s management.

Provisions in the combined organization’s certificate of incorporation and bylaws may delay or prevent an acquisition or a change in management. These provisions include a classified board of directors, a prohibition on actions by written consent of the combined organization’s stockholders, and the ability of the board of directors to issue preferred stock without stockholder approval. In addition, because the combined organization will be incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which prohibits stockholders owning in excess of 15% of the outstanding combined organization’s voting stock from merging or combining with the combined organization. Although Mirna and Synlogic believe these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with the combined organization’s board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by the combined organization’s stockholders to replace or remove then current management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing the members of management.

Mirna and Synlogic do not anticipate the combined organization will pay any cash dividends in the foreseeable future.

The current expectation is the combined organization will retain its future earnings to fund the development and growth of the combined organization’s business. As a result, capital appreciation, if any, of the Mirna Common Stock will be your sole source of gain, if any, for the foreseeable future.

Future sales of shares by existing stockholders could cause the Mirna Common Stock price to decline.

If existing Mirna Stockholders and Synlogic Stockholders sell, or indicate an intention to sell, substantial amounts of Mirna Common Stock in the public market after the post-Merger lock-up and other legal restrictions on resale discussed in this proxy statement/prospectus/information statement lapse, the trading price of Mirna Common Stock could decline. Based on shares outstanding as of July 1, 2017, upon completion of the Merger, the combined organization is expected to have outstanding a total of approximately 24.8 million shares of Mirna Common Stock (after giving effect to the proposed Mirna Reverse Stock Split). Of these shares, only approximately 7.5 million shares of Mirna Common Stock will be freely tradable, without restriction, in the public market.

The lock-up agreements entered into between Mirna and certain of the combined organization’s securityholders provide that the shares subject to the lock-up restrictions will be released from such restrictions 180 days from the Closing of the Merger. Based on shares outstanding as of July 1, 2017, upon the expiration of the lock-up restrictions, approximately 17.3 million shares of Mirna Common Stock (after giving effect to the proposed Mirna Reverse Stock Split) will become eligible for sale in the public market, approximately 13.9 million of which will be held by directors, executive officers of the combined organization, and other affiliates and will be subject to volume limitations under Rule 144 under the Securities Act, and various vesting agreements. In addition, approximately 0.1 million shares of Mirna Common Stock subject to outstanding options of Mirna as of July 1, 2017 (assuming the full exercise of all such options prior to the Closing of the Merger), and approximately 0.7 million shares of Mirna Common Stock subject to outstanding options of Synlogic as of July 1, 2017 (in each case, after giving effect to the proposed Mirna Reverse Stock Split) will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, the lock-up agreements and Rules 144 and 701 under the Securities Act. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of the Mirna Common Stock could decline.

If the ownership of the Mirna Common Stock is highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the combined organization’s stock price to decline.

Executive officers and directors of the combined organization, and affiliates of executive officers and directors of the combined organization, are expected to beneficially own or control approximately 31% of the outstanding shares of the Mirna Common Stock following the completion of the Merger (after giving effect to the exercise of all outstanding vested and unvested options and warrants). Accordingly, these executive officers, directors, and their affiliates, acting as a group, will have substantial influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation, or sale of all or substantially all of the combined organization’s assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of the combined organization, even if such a change of control would benefit the other stockholders of the combined organization. The significant concentration of stock ownership may adversely affect the trading price of Mirna Common Stock due to investors’ perception that conflicts of interest may exist or arise.

An active trading market for the Mirna Common Stock may not develop and the combined organization’s stockholders may not be able to resell their shares of Mirna Common Stock for a profit, if at all.

Prior to the Merger, there had been no public market for Synlogic Capital Stock. An active trading market for Mirna Common Stock may never develop or be sustained. If an active market for Mirna Common Stock does not develop or is not sustained, it may be difficult for its stockholders to sell their shares at an attractive price or at all.

If the combined organization fails to maintain proper and effective internal controls, the combined organization’s ability to produce accurate and timely financial statements could be impaired, which could harm its operating results, its ability to operate its business and investors’ views of the combined organization.

The combined organization will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that the combined organization has adequate internal financial and accounting controls and procedures in place so that it can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. The combined organization’s failure to maintain the effectiveness of its internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on its business. The combined organization could lose investor confidence in the accuracy and completeness of its financial reports, which could have an adverse effect on the price of its common stock. In addition, if the combined organization’s efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against the combined organization and its business may be harmed.

If securities or industry analysts do not publish, or cease publishing, research or reports about the combined organization, its business or its market, or if they change their recommendations regarding the Mirna Common Stock adversely, the Mirna Common Stock price and trading volume could decline.

If a trading market for the combined organization’s Mirna Common Stock develops, the trading market for its Mirna Common Stock will be influenced by whether industry or securities analysts publish research and reports about the combined organization, its business, its market or its competitors and, if any analysts do publish such reports, what they publish in those reports. The combined organization may not obtain analyst coverage in the future. Any analysts that do cover the combined organization may make adverse recommendations regarding the Mirna Common Stock, adversely change their recommendations from time to time, and/or provide more favorable relative recommendations about the combined organization’s competitors. If any analyst who may cover the combined organization in the future were to cease coverage of the combined organization or fail to regularly publish reports on the combined organization, or if analysts fail to cover the combined organization or publish reports about the combined organization at all, the combined organization could lose, or never gain, visibility in the financial markets, which in turn could cause the stock price or trading volume of the Mirna Common Stock to decline.

The combined organization will have broad discretion in the use of proceeds from Synlogic’s recent Series C preferred stock financing and may invest or spend the proceeds of Synlogic’s Series C preferred stock financing in ways with which you do not agree and in ways that may not increase the value of your investment.

The combined organization will have broad discretion over the use of proceeds from Synlogic’s Series C financing. You may not agree with the combined organization’s decisions, and its use of the proceeds may not yield any return on your investment. The combined organization’s failure to apply the net proceeds of Synlogic’s Series C financing effectively could compromise its ability to pursue its growth strategy and the combined organization might not be able to yield a significant return, if any, on its investment of these net proceeds. You will not have the opportunity to influence the combined organization’s decisions on how to use the net proceeds from Synlogic’s Series C financing.

Mirna’s pre-Merger net operating loss carryforwards and certain other tax attributes may be limited. The pre-Merger net operating loss carryforwards and certain other tax attributes of Synlogic and of the combined organization may also be limited as a result of ownership changes, including as a result of the Closing of the Merger.

In general, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders, generally stockholders beneficially owning five percent or more of a corporation’s common stock, applying certain look-through and aggregation rules, increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period, generally three years. As described in the section entitled “Risks Related to Mirna—Mirna’s ability to utilize its net operating loss carryforwards and certain other tax attributes may be limited” in this proxy statement/prospectus/information statement, Mirna believes that it has experienced at least one ownership change in the past. Mirna may also experience additional ownership changes as a result of subsequent shifts in its stock ownership, including as a result of the Closing of the Merger. It is possible that Synlogic’s net operating loss carryforwards and certain other tax attributes may also be subject to limitation as a result of ownership changes in the past and/or the Closing of the Merger. Consequently, even if the combined organization achieves profitability, it may not be able to utilize a material portion of Mirna’s, Synlogic’s or the combined organization’s net operating loss carryforwards and certain other tax attributes, which could have a material adverse effect on cash flow and results of operations.